Exhibit 8.1

List of Subsidiaries

The following is a list of the Company’s significant subsidiaries, all of which were organized in Mexico:

Radio Stations:

XEQR, S.A. de C.V.

XERC, S.A. de C.V.

XEEST, S.A. de C.V.

XEQR-FM, S.A. de C.V.

XERC-FM, S.A. de C.V.

XEJP-FM, S.A. de C.V.

XEDKR-AM, S.A. de C.V.

Radio Red, S.A. de C.V.

Radio Red-FM, S.A. de C.V.

Radio Sistema Mexicano, S.A.

Estación Alfa, S.A. de C.V.

Emisora 1150, S.A. de C.V.

Grupo Radio Centro LA, LLC

Marketing Companies:

GRC Comunicaciones, S.A. de C.V.

GRC Radiodifusión, S.A. (formerly Aerocer, S.A.)

Service Companies:

Promotora Técnica de Servicios Profesionales, S.A. de C.V.

Publicidad y Promociones Internacionales, S.A. de C.V.

To2 México, S.A. de C.V.

Promo Red, S.A. de C.V.

Real Estate Companies:

Universal de Muebles e Inmuebles, S.A. de C.V.

Inmobiliaria Radio Centro, S.A. de C.V.

Sub-holding Companies:

Desarrollos Empresariales, S.A. de C.V.

Radiodifusión Red, S.A. de C.V.

Enlaces Troncales, S.A. de C.V.

Non-Operating Companies:

Música, Música, Música, S.A. de C.V.

Promotora de Éxitos, S.A. de C.V.

Producciones Artísticas Internacionales, S.A. de C.V.